UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2014

FALCONRIDGE OIL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54253	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-120 West Beaver Creek Rd., Richmond Hill, Ontario, Canada		L4B 1L2
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (905) 771-6551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities

On December 10, 2014, we entered into a placement agent agreement with Empire State Financial, Inc. (“Empire”), whereupon Empire will be our non-exclusive agent in equity financings on a best efforts basis in exchange we will be compensating Empire with:

a.	8% of any related aggregate financing closing payable in cash; and

b.	4% of any related aggregate financing closing payable in common shares of our company.

On March 15, 2015, we entered into an agreement with Empire, we agreed that pursuant the above agreement dated December 10, 2014, that our company would compensation Empire, for the financing between us and Iconic Holdings, LLC on for an aggregate of $165,000 (the “Financing”), with 27,500 common shares of the Company (the “Commission Shares”) at a deemed price of $0.24 being 4% of the Financing.

As of March 22, 2015, we issued 27,500 common shares of our company to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01 Financial Statements and Exhibits

10.1	Agent Agreement between our company and Empire Statement Financial, Inc. dated December 10, 2014.

10.2	Price Agreement between our company and Empire Statement Financial, Inc. dated March 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONRIDGE OIL TECHNOLOGIES, CORP.

/s /Al Morra
Al Morra
Principal Financial Officer and Director
April 22, 2015